SPECIAL CUSTODY ACCOUNT AGREEMENT
                            (Stock and Index Options)
                            -------------------------
                                  (Short Sales)
                                  -------------

      AGREEMENT, dated as of the date on which it is duly executed by all parties, is by and among U.S. BANK, N.A. in its capacity as custodian hereunder ("Bank"), PIEDMONT SELECT EQUITY FUND, ("Customer"), a series of Piedmont Investment Trust, SHEETS SMITH WEALTH MANAGEMENT as investment advisor to Customer ("IA"), and JEFFERIES & COMPANY, INC. ("Broker").

                                    RECITALS

      A.    Broker is a securities  broker-dealer registered with the Securities
and  Exchange   Commission  and  a  clearing  member  of  The  Options  Clearing
Corporation ("OCC") and is a member of several national securities exchanges.

      B. Customer is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Company Act").

      C. Bank is, and at all times during the term of this Agreement shall remain, qualified under the Custody Rules (as defined below) to act as custodian of Customer's assets.

      D. Customer desires from time to time to purchase securities on margin, to sell securities "short" through Broker, and to engage in the purchase and sale of certain OCC Option (as defined below) contracts and over-the-counter ("OTC") Option contracts through Broker, such margin purchases, short sales and Option transactions being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each an "Account") and executed Broker's margin account documents (the "Margin Agreement").

      E. Customer has appointed IA as an investment adviser and manager over certain of its assets (the "Assets") with authority to engage in the transactions contemplated herein and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to transactions effected for Customer's account with Broker as contemplated herein.

      F. To facilitate Customer's transactions through Broker, Customer, Bank and Broker desire to establish procedures for compliance by Broker with Regulation T of the Board of Governors of the Federal Reserve System, NASD Conduct Rule 2520 and other applicable requirements and for compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other applicable requirements (the "Margin Rules").

      G. To assist Broker and Customer in complying with the Margin Rules, as well as the requirements of Section 17(f) of the Investment Company Act relating to custody of assets of Customer (the "Custody Rules"), Bank is prepared to act as custodian to hold collateral as defined below (in such capacity, Bank is herein called the "Custodian").

                                    AGREEMENT

      1.    As used herein, the following terms have the following meanings:

            "Adequate Margin" shall mean such Collateral as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker. Collateral shall be valued by Broker at Broker's sole discretion.

            "Advice from Broker" means a written notice sent to IA, Customer and Bank or transmitted by a facsimile sending device, except that for any of the following purposes it shall mean notice by telephone to a person designated by Customer and/or IA as authorized to receive such Advice or, in the event that no such person is available, to any officer of Customer and/or IA and confirmed promptly in writing thereafter: (i) for initial or additional Collateral; (ii) that Customer has defaulted pursuant to paragraph 9 (c) hereof, (iii) that an exercise notice filed with OCC has been assigned to Customer; (iv) that an OTC Option purchased by Broker has been exercised; or (v) that Customer has failed to give notice of intent to make payment of the applicable Exercise Settlement Amount as provided in paragraph 9 (a) or 9 (b) hereof, has failed to give notice of intent to make delivery of or payment for securities as provided in paragraph 9 (c) or 9 (d) or otherwise defaulted pursuant to paragraph 9 (a) hereof. With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to IA, Customer and Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice sent or transmitted to Bank sent by an authorized representative of Broker. "Advise" means the act of sending an Advice from Broker. Authorized representatives, which may be amended from time to time, are attached hereto as Exhibit A

            "Option" means either a Put Option or a Call Option or both as the context requires.

            "Put Option" means a put option which is issued by the OCC and is cleared by Broker through the OCC, or an OTC put option sold by the Customer to the Broker or sold by the Broker to the Customer.

            "Call Option" means a call option which is issued by the OCC and is cleared by Broker through the OCC, or an OTC call option sold by the Customer to the Broker or sold by the Broker to the Customer.

            "Closing Transaction" is a transaction in which (i) Customer purchases securities which have been sold short or (ii) Customer purchases an Option of the same series as an Option previously written by it and still outstanding or in which Customer sells an Option of the same series as an Option previously purchased by it and still outstanding.

            "Collateral" means cash, U.S. Government securities, or other domestic securities acceptable to Broker, or in the case of short sales against the box, the long position of such security held by the Fund, which are deposited from time to time in the Special Custody Account.

            "Exercise Settlement Amount" means the difference between the aggregate exercise price and the aggregate current index value (as such terms are defined from time to time by the OCC), or the product of the exercise price (expressed as a percentage) specified in such Option and the face amount of the underlying securities covered by such Option, as applicable, plus applicable commissions or other charges.

            "Insolvency" means that (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (ii) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect, or (iii) any such petition or application has been filed, or any such proceedings has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree is not stayed and remains in effect during any thirty (30) day period thereafter.

            "Instructions from Customer" or "Instructions" means a written request, direction or certification delivered in the name of Customer by Customer or IA, to Bank and/or Broker or transmitted by a facsimile sending device and which is reasonably believed by Broker and/or Bank in good faith to be signed by a person authorized to give Instructions on behalf of Customer or IA. "Instruct" means the act of sending an Instruction from Customer.

            "Receipt of Payment"  means receipt by Bank on behalf of Broker,  of
      (i) a certified or official bank check; (ii) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank; or (iii) a transfer of funds from any of Customer's accounts maintained at Bank.

            "Receipt of Securities" means receipt by Bank on behalf of Broker, of (i) securities in proper form for transfer; or (ii) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank.

      2. From time to time, IA on behalf of Customer may place orders with Broker to purchase securities on margin or for the short sale of securities. Prior to the acceptance of such short sale orders, Broker will notify IA on behalf of Customer of Broker's ability to borrow such securities or other properties, and acceptance of short sale orders will be contingent upon same.

      3. Bank shall open an account on its books which shall be a sub-account of the Customer's custody account. Such sub-account shall be for the benefit of Broker as pledgee of the Fund and shall be entitled "Special Custody Account for Jefferies & Company, Inc., as pledgee of the Piedmont Select Equity Fund" (the "Special Custody Account"). The Special Custody Account shall be established as a sub-account of Customer's custody account solely for the administrative convenience of Bank and Customer, and shall not affect Broker's rights with respect to the Collateral as set forth in this Agreement. Customer agrees to instruct Bank in Instructions from Customer that cash and securities specified by Customer qualifying as Collateral and at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin are to be accepted by Bank for delivery into the Special Custody Account and identified on Bank's books and records as pledged to Broker as Collateral. Customer can substitute or exchange Collateral only after IA on behalf of Customer notifies Broker of the contemplated substitution or exchange and Broker Advises Bank that such substitution or exchange is acceptable. Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof while in the Special Custody Account to secure its obligations to Broker under the Margin Agreement and this Agreement.

      4. The Collateral (i) will be held by Bank for Broker as agent of Broker, subject to the terms and conditions of this Agreement, (ii) may be released to Broker only in accordance with the terms of paragraph 9 below, and
(iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including creditors of Broker. Bank will hold the Collateral in the Special Custody Account separate and apart from any other property of Customer which may be held by Bank subject to the interest therein of Broker as the pledgee thereof in accordance with the terms of this Agreement. Such security interest will terminate only if and at such time as Collateral is released to Broker as provided in paragraph 9 or withdrawn from the Special Custody Account as provided in paragraph 7 below.

            Interest, dividends or proceeds attributable to Collateral shall be credited to the Special Custody Account as additional Collateral and shall be held in the Special Custody Account as Collateral until released therefrom or withdrawn in accordance with this Agreement.

            Bank will make available to Broker and Customer by use of a secured website all deliveries, releases or substitutions of Collateral. Bank will supply Broker and Customer with a monthly statement of Collateral in the Special Custody Account and transactions in the Special Custody Account during the preceding month. Bank will also advise Broker, Customer and/or IA promptly, upon reasonable request of the kind and amount of Collateral pledged to Broker. Broker shall advise Bank, Customer and IA daily of any excess of Collateral in the Special Custody Account as provided in paragraph 7 below.

      5. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirement of such exchanges as may be the primary market or markets for such securities. Securities Collateral may be held at Depository Trust Company ("DTC") or other book-entry depository system in the account of Bank, except U.S. Treasury securities may also be held at the Federal Reserve Bank in the account of Bank. Bank represents that Collateral will not be subject to any lien, charge, security interest or other right or claim of Bank or any person claiming through Bank, other than the security interest of Broker.

      6. Bank will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Bank and other property in which Broker has an interest. Customer and Broker acknowledge that Bank holds securities and cash as custodian for its customers through subcustodians, depositories and deposit-taking banks which maintain omnibus accounts on behalf of customers of Bank and which Bank represents satisfy the requirements of the Custody Rules. Bank makes no representation as to the attachment or perfection of any security interest herein granted.

      7. Customer agrees to maintain Adequate Margin at all times. Broker shall initially, and from time to time, Advise Bank, IA and Customer of the value of Collateral which is necessary to constitute Adequate Margin. At Customer's request and upon Advice from Broker, which shall be given promptly upon request, Bank shall withdraw from the Special Custody Account Collateral in excess of Adequate Margin and credit the same to Customer's general custody account with Bank. Broker shall from time to time compute the aggregate net credit or debit balance on Customer's open short sales and Advise Bank, IA and/or Customer by

2PM New York time that day of the amount of the net debit or credit balance, as the case may be. If a net debit balance exists on such day, Customer will cause an amount equal to such net debit balance to be delivered to Broker or deposited as Collateral in the Special Custody Account by the close of business on such day, at the option of Broker. Balances will be appropriately adjusted to reflect each Closing Transaction.

      8. It is understood and agreed that IA, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long."

      9. (a) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more index Call Option sold by Customer has been assigned to Customer through Broker or that Broker has exercised an index Call Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by payment of the applicable Exercise Settlement Amount; or if (iii) Customer, having given such notice, fails to make such payment, then Broker will immediately advise Customer or IA of such failure to give telephone notice or failure to make payment, as applicable, either of which failure shall be a sufficient condition precedent to Broker's right to direct disposition of the Collateral, and may thereafter pay such Exercise Settlement Amount and sell such of the Collateral as is necessary to reimburse Broker for the payment of such Exercise Settlement Amount under the exercised Call Option plus applicable commissions or other charges.

            (b) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more index Put Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised an index Put Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by making payment of the applicable Exercise Settlement Amount; or if (iii) Customer, having given such notice, fails to make such payment, then Broker will immediately advise Customer or IA of such failure to give telephone notice or make payment, as applicable, either of which failure shall be a sufficient condition precedent to Broker's right to direct disposition of the Collateral, and may thereafter pay such Exercise Settlement Amount and sell such of the Collateral as is necessary to reimburse Broker for the applicable Exercise Settlement Amount plus applicable commissions or other charges.

            (c) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more stock Call Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised a stock Call Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by delivery of the underlying securities; or if (iii) Customer, having given such notice, fails to make delivery of such securities to Broker, against Receipt of Payment of the gross exercise price for such securities less applicable commissions or other charges, then Broker will immediately advise Customer or IA of such failure to give telephone notice or failure to deliver, as applicable, either of which failure shall be a sufficient condition precedent to Broker's right to direct disposition of the Collateral, and may thereafter purchase the securities necessary and sell such of the Collateral as is necessary to reimburse Broker for the purchase of the securities which were deliverable under the exercised Call Option plus applicable commissions or other charges.

            (d) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more stock Put Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised a stock Put Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by making payment of the gross exercise price plus applicable commissions or other charges against Receipt of Securities underlying the Put Option; or if (iii) Customer, having given such notice, fails to make such payment, against Receipt of Securities underlying the Put Option, then Broker will immediately advise Customer or IA of such failure to give telephone notice or make payment, as applicable, any of which failure shall be a sufficient condition precedent to Broker's right to direct disposition of the Collateral, and may thereafter make payment of the gross exercise price plus applicable commissions or other charges against Receipt of Securities underlying the Put Option, and sell the securities underlying the Put Option and sell such of the Collateral as is necessary to reimburse Broker for the gross exercise price of the Put Option plus applicable commissions or other charges.

            (e) In the event of default by Customer of any obligation hereunder or under the Margin Agreement, or in the event of Customer's Insolvency, or if at any time Broker deems necessary in its own protection, Broker may sell or instruct Bank to sell and deliver to Broker the proceeds of such of the Collateral as in Broker's judgment is reasonably necessary for its own protection or enter an order to sell any or all of the Collateral and demand delivery by Bank of the Collateral to cover that sale.

            (f) Customer shall remain liable to Broker for any deficiency resulting from such sale. Broker shall promptly advise customer or IA of any sale of Collateral and any deficiency remaining. If the proceeds of any such sale exceed the amount due to Broker under this paragraph 9, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral, unless otherwise released or withdrawn as provided hereunder. Broker and Bank shall have responsibility for compliance with provisions of this paragraph 9 (f) relating to the manner of sale of any Collateral.

      10. Bank shall be paid for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

      11. With respect to any losses or liabilities, Bank shall be protected in acting pursuant to any Instructions, Advices or notices from IA, Customer or Broker reasonably believed by Bank in good faith to be genuine and authorized. Customer agrees to indemnify Bank for, and hold it harmless against, any loss, liability or expense incurred by Bank, without gross negligence or bad faith on the part of Bank, arising out of this Agreement.

      12. Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Bank hereunder for Customer's account at IA's or Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own gross negligence or bad faith.

      13. Bank shall act only upon receipt of instructions from Broker regarding release of Collateral. Bank may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. All securities held in the Special Custody Account shall be identified on Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of Customer.

      14. Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that (i) the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable law or regulations or rules of any self regulatory organization to which Broker is subject; (ii) Customer shall not be entitled to terminate this Agreement unless and until Customer shall have indefeasibly paid in full in cash to Broker all obligations then outstanding; and (iii) Custodian shall not be entitled to terminate this Agreement unless and to the extent that, immediately before such termination, (A) Customer shall have also been entitled to terminate this Agreement in accordance with clause (ii) above or (B) the Collateral shall have been transferred to Broker or its designee, and Broker shall continue to have a valid and enforceable perfected first-priority lien and security interest in the Collateral. The security interest shall terminate (i) with respect to Collateral released or paid pursuant to this Agreement, upon such release or payment; and (ii) in any other case, upon the termination of this Agreement. Any Collateral in which the security interest shall have terminated in accordance with the preceding sentence shall be transferred to Customer or its designee.

      15. No amendment of this Agreement shall be effective unless in writing and signed by an authorized person of each of the parties hereto.

      16. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

      17. It is agreed that, notwithstanding any language to the contrary in Bank's form of confirmation, Bank holds the Collateral as agent of Broker as pledgee and secured party hereunder, not as escrow agent.

      18. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Margin Agreement and this Agreement.

      19. Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any short sales or Option transactions, and of Collateral held at the time of such notice relating to such short sales or Option transactions, shall not be affected by such termination.

      20. Written communications hereunder shall be sent by facsimile transmission or hand delivered as required herein, and when another method of delivery is not specified, may be mailed first class postage prepaid or by certified mail, addressed;

(a)   If to Bank, to:   U.S Bank, N.A.
                        1555 N. Rivercenter Dr., MK-WI-S302
                        Milwaukee, WI 53212
                        Attn:  Tom Fuller
                        Phone: 414-905-6118
                        Fax:   866-350-5066

(b)   If to Customer, to:

                        Piedmont Select Equity Fund
                        c/o Sheets Smith Wealth Management
                        120 Club Oaks Court, Suite 200
                        Winston-Salem, NC  27104
                        Attention: David Clark
                        Phone: (336) 765-2020
                        Fax:   (336) 765-6756


(c)   If to IA:

                        Sheets Smith Wealth Management
                        120 Club Oaks Court, Suite 200
                        Winston-Salem, NC  27104
                        Attention: Paul T. Anthony
                        Phone: (336) 765-2020
                        Fax:   (336) 765-6756

(d)   If to Broker, to:

                        Jefferies & Company, Inc.
                        520 Madison Avenue
                        New York, NY  10022
                        Attention: Dave Conover
                        Phone: (212) 761-7620
                        With a copy to:
                        Jefferies & Company, Inc.
                        Lou DeSimone

21. This Agreement will be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York.

22. Bank and Broker each agree that Customer's obligations hereunder shall be limited to Customer, and that neither Bank nor Broker shall seek satisfaction of any such obligation from the shareholders of Customer or of any other series of the Trust, or from any trustee, officer, employee, or agent of the Customer.

BANK:  U.S. BANK, NATIONAL ASSOCIATION

By:   /s/ Michael R. McVoy

Print name and title:  Michael R. McVoy

Date: 6/18/08


CUSTOMER: PIEDMONT INVESTMENT TRUST, ON BEHALF OF PIEDMONT SELECT EQUITY FUND

By:   /s/ David M. Clark III

Print name and title:  David M. Clark III

Date: 6/18/08


I.A.:  SHEETS SMITH WEALTH MANAGEMENT

By:   /s/ David B. Gilbert

Print name and title:  David B. Gilbert, EVP

Date: 6/18/08


BROKER: JEFFERIES & CO., INC.

By:   /s/ Richard Reinemann

Print name and title: Richard Reinemann, Managing Director

Date: 6/25/08

                                    EXHIBIT A
                                    ---------

                               AUTHORIZED PERSONS


        Set forth below are the names and specimen signatures of the persons authorized to give Advice from Broker to act on the Special Custody Accounts.

Authorized Persons (Name and Title)    Specimen Signatures

Lou DeSimone, SVP                      /s/ Lou DeSimone
                                       -----------------------------------------

Chris Wolff                            /s/ Chris Wolff
                                       -----------------------------------------


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